                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE

                             SECURITIES ACT OF 1933

                              PATRON HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                        0-25675               88-0346441
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                              Patron Holdings, Inc.
                      ------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                             212 West Kinzie Street
                             Chicago, Illinois 60610

              (Address of Principal Executive Offices and Zip Code)

                   Consulting Agreement with Morgan J. Wilbur
                    Consulting Agreement with Jonathan Lewis

                            (Full title of the plan)

                              Patrick J. Allin, CEO
                             212 West Kinzie Street
                             Chicago, Illinois 60610

                     (Name and address of agent for service)

                                 (312) 493-2171

          (Telephone number, including area code, of agent for service)


Copies of all communications, including all communications sent to the agent for service, should be sent to:

                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                           Miami Beach, Florida 33139

                             Telephone: 305.866.3360
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

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                                                         Proposed                 Proposed
                                                         Maximum                  Maximum              Amount of
  Title of Securities to         Amount to be            Offering                Aggregate           Registration
       be Registered              Registered          Price Per Share         Offering Price             Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock,                   2,125,000/(2)/           $1.825/(1)/           $3,878,125/(1)/        $357.00/(1)/
                                                         -----------           ---------------        ------------
par value $0.001
---------------------------------------------------------------------------------------------------------------------

         (1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($1.90 ask; $1.75 bid) of the common stock of Patron Holdings, Inc. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on December 19, 2002.

         (2) Aggregate amount of our common stock issued pursuant to compensation requirements arising from consulting agreement entered into between Patron Holdings, Inc. and our consultant.

                                EXPLANATORY NOTE

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,125,000 shares of our common stock, $.001 par value per share, issued pursuant to the consulting agreements entered into between our company and our consultants in satisfaction of compensation owed to these persons of approximately $2,125,000. This compensation obligation arises as a result of services provided to our Company by this consultant. These services, which will be performed for a period of two years from December 9, 2002, will enable our Company to use our consultant for general business matters including, but not limited to the evaluation and analysis of management needs, prospective mergers, asset, business or other acquisition, and other business combinations.

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Instruction C of Form S-8, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 1,125,000 "restricted securities" which have been issued, pursuant to the Consulting agreements between our company and the consultants.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to Morgan J. Wilbur and Jonathan Lewis, as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933, as amended. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement under Rule 424 of the Securities Act of 1933, as amended.

                               REOFFER PROSPECTUS


                The date of this prospectus is December 20, 2002

                              Patron Holdings, Inc.
                             212 West Kinzie Street,
                             Chicago, Illinois 60610

                        2,125,000 Shares of Common Stock

This reoffer prospectus relates to 2,125,000 shares of our common stock that may be offered and resold from time to time by the selling stockholder identified in this prospectus for his own account. It is anticipated that the selling stockholder will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholder will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholder will be borne by us. The selling stockholder and any brokers executing selling orders on his behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933, as amended.

Our common stock is traded on the OTC Bulletin Board under the symbol "PAHG." On December 17, 2002, the last reported closing bid price of our common stock on such market was $1.70 per share. THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.


                                TABLE OF CONTENTS

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                                                                              Page Number

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
Reoffer Prospectus                                                                  5

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Available Information                                                               5

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Incorporation of Documents by Reference                                             5

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Prospectus Summary                                                                  6

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Summary of Risk Factors                                                             6

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Forward-Looking Statements                                                          7

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Business of our Company                                                             9

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Risk Factors                                                                       10

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Use of Proceeds                                                                    13

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Selling Stockholder                                                                13

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Plan of Distribution                                                               25

-------------------------------------------------------------------------------------------
Experts                                                                            15

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Legal Matters                                                                      15

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

                               REOFFER PROSPECTUS

                              Available Information

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Patron Holdings, Inc. files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet on the SEC's website at www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

                     Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of our company's common stock contained in our Registration Statement on Form 10-SB (SEC file number 000-25675), filed with the Securities and Exchange Commission on March 31, 1999, including all amendments and reports for the purpose of updating such description;

2.   Our Annual Report on Form 10-KSB, filed on March 27, 2002;

3.   Our Current Report on Form 8-K, filed on March 27, 2002;

4.   Our Quarterly Report on Form 10-QSB, filed on May 10, 2002;

5.   Our Current Report on Form 8-K/A, filed on July 8, 2002;

6.   Our Current Report on Form 8-K, filed on August 14, 2002;

7.   Our Quarterly Report on Form 10-QSB, filed on August 14, 2002;

8.   Our Current Report on Form 8-K, filed on October 1, 2002;

9.   Our Quarterly Report on Form 10-QSB, filed on October 4, 2002;

10.  Our Current Report on Form 8-K, filed on October 10, 2002;

11.  Our Current Report on Form 8-K/A, filed on October 11, 2002;

12.  Our Current Report on Form 8-K, filed on October 23, 2002;

13.  Our Current Report on Form 8-K, filed on October 25, 2002;

14.  Our Current Report on Form 8-K/A, filed on November 6, 2002;

15.  Our Current Report on Form 8-K, filed on November 22, 2002;

16.  Our Current Report on Form 8-K, filed on November 27, 2002;

17.  Our Current Report on Form 8-K/A, filed on December 11, 2002; and

18. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF EXECUTIVE OFFICER, PATRON HOLDINGS, INC., 212 WEST KINZIE STREET, CHICAGO, ILLINOIS 60610. OUR TELEPHONE NUMBER IS (312) 493-2171.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

                               Prospectus Summary

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus or incorporated by reference. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

                             Summary of Risk Factors

An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

               (a) the fact that our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development;

               (b) the fact that our ability to continue operations depend on technology and computer systems;

               (c) that fact that we are a development stage company and have suffered recurring losses from operations and have no established source of income, and that these circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report issued in connection with our financial statements for the period of April 30, 2002 (inception of the company that merged with Combined Professional Services, Inc.) to September 30, 2002;

               (d) Our business is dependent upon acquisitions. If strategic acquisitions do not take place, or do not take place at the time we have anticipated, our business will not grow in the way currently envisioned. If strategic acquisitions do take place, we may not be able to successfully integrate these companies, products or technologies. In connection with proposed acquisitions or investments, we could: issue stock that would dilute the current stockholders' percentage ownership; incur debt and assume liabilities; or incur amortization expenses related to goodwill and other intangible assets or incur large and immediate write-offs.

               (e) the fact that we must develop a marketing program to generate any significant revenues and must finalize our business transactions in order to realize revenues; and

               (f) the fact that we expect to experience significant and rapid growth in the scope and complexity of our business as we proceed with the development of our business plan.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 10 of this reoffer prospectus.

                           Forward Looking Statements

This reoffer prospectus contains forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," which may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this reoffer prospectus, the terms "we", "us", "our" and "Patron" mean Patron Holdings, Inc., unless otherwise indicated.

                             Business of our Company

Patron Systems, Inc. (a Delaware Corporation) (the "Company"), is a development stage information security company incorporated on April 30, 2002, to provide security services and technology products to global enterprises and is headquartered in Illinois.

Our Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings are contemplated to include vulnerability assessments, compliance and certification reviews, training, remediation, monitoring, and managed services. Our Technology Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. We intend to deploy products maintaining the highest standards of independence, product quality and functionality, as well as return on investment for the client organization.

On October 11, 2002, the Company became a wholly owned subsidiary of Combined Professional Services, Inc. (a Nevada corporation) ("CPS"), via a share exchange transaction that was accounted for as a reverse merger, pursuant to which the shareholders of the Company received 25,400,000 shares of CPS common stock, representing approximately 85 percent of the outstanding capital of CPS. Prior to the exchange, CPS was a "public shell" company with no operations and focused solely on seeking acquisitions of or merging with other companies to enhance shareholder value. CPS later changed its name to Patron Holdings, Inc. The Company and CPS effected a merger whereby CPS was merged with and into the Company, with the Company continuing as the surviving corporation incorporated under the State of Delaware.

The Company has yet to begin revenue-generating operations and as such is a development stage company. Since its inception, the Company has reported a net loss of approximately $1,100,000 associated with expenses related to the formation of the Company, principally in the form of legal fees, as well as assembling its management team, and capital formation and acquisition activities consistent with its business plan.

                              Consulting Agreement

On December 9, 2002, the Company entered into a consulting agreement with two of its consultants, Jonathan Lewis, a resident of St. Vincent and Morgan J. Wilbur, a resident of Savannah, Georgia. The term of the agreements are for two years. The consulting services to be provided by the consultants shall be to advise and consult the Company regarding general business matters including, but not limited, to the evaluation and analysis of management needs, prospective mergers, asset, business or other acquisitions, and other business combinations hereinafter that the Company may ask the each consultant to undertake. As part of the services rendered, or to be rendered by the consultants, the consultants shall use their best efforts to identify and facilitate introductions to individuals and companies who are potential customers, business partners and strategic investors. For and as consideration for the services provided pursuant to the consulting agreements, the Company has agreed to pay the consultants two million, one hundred and twenty-five thousand (2,125,000) shares of common stock of the Company and the Company has agreed to register the common stock on this Form S-8.

                                  Risk Factors

Much of the information included in this Registration Statement includes or is based upon estimates, projections or other "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the "safe harbor" created by those sections. When used in this document, the words "expects", "anticipates", "intends", "plans" and similar expressions are intended to identify other forward-looking statements. While such forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our filing with the Securities and Exchange Commission. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements." Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

WE ARE AN EARLY STAGE COMPANY AND HAVE NOT EARNED ANY SIGNIFICANT REVENUES SINCE OUR INCEPTION WHICH MAKES IT DIFFICULT TO EVALUATE WHETHER WE WILL OPERATE PROFITABLY.

We are an early stage development company which is primarily involved in providing security services and technology products to global enterprises. We do not have a historical record of sales and revenues nor an established business track record from the operation of our business.

Given our limited operating history, there can be no assurance that we will be able to achieve our goals and develop a self-sustaining business model. Management intends to raise capital as needed to finance the operating and capital requirements of our company. In addition, management expects cash flow from operations to increase over the next year. It is the intention of the management team to move forward with the business plan of the Company in order to drive revenue producing activities. These factors raise substantial doubt about our ability to continue as a going concern. The future of our company will depend upon our ability to obtain adequate financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects would be materially adversely affected.

We expect to experience significant and rapid growth in the scope and complexity of our business as we proceed with the development of our business plan. If we are unable to hire staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.

As we proceed with the development of our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

WE MUST DEVELOP A MARKETING PROGRAM TO GENERATE ANY SIGNIFICANT REVENUES

We will be required to develop a marketing campaign that will effectively demonstrate the advantages of our services and products. We may also elect to enter into agreements or relationships with third parties regarding the promotion or marketing of our services and products. There can be no assurance that we will be able to establish adequate marketing capabilities, that we will be able to enter into marketing agreements or relationships with third parties on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in marketing and promoting our services and products.

WE WILL NEED SUBSTANTIAL CAPITAL TO EFFECTUATE FUTURE OPERATIONS

To achieve our intended growth, it will require substantial additional capital. There can be no assurance that funds for these purposes will be available when needed or on terms acceptable to us. Inability to obtain additional financing may require us to delay, scale back or eliminate certain of our growth plans which could have a material and adverse effect on our business, financial condition or results of operations. If we are able to obtain additional financing, such financing could be structured as equity financing that would dilute the ownership percentage of any investor in our stock.

OUR SUCCESS IS DEPENDENT UPON THE ACCEPTANCE OF OUR COMPANY AND OUR BUSINESSES

Our success is dependent upon achieving significant market acceptance of our company and our services and products. We cannot guarantee that users will accept our services and products. Market acceptance of our website depends upon continued need for our security services and products. Failure to achieve and maintain market acceptance of our security services and products would seriously harm our business.

OUR BUSINESS STRATEGY IS DEPENDENT ON ACQUISITIONS

Our business is dependent upon acquisitions. If strategic acquisitions do not take place, or do not take place at the time we have anticipated, our business will not grow in the way currently envisioned. If strategic acquisitions do take place, we may not be able to successfully integrate these companies, products or technologies. In connection with proposed acquisitions or investments, we could: issue stock that would dilute the current stockholders' percentage ownership; incur debt and assume liabilities; or incur amortization expenses related to goodwill and other intangible assets or incur large and immediate write-offs.

OUR CONTINUED OPERATIONS DEPEND ON TECHNOLOGY AND COMPUTER SYSTEMS

The markets in which we compete are characterized by rapidly changing technology, evolving technological standards in the industry, frequent new services and products and changing demands. Our future success will depend on our ability to adapt to these changes and to continuously improve the performance, features and reliability of our service in response to competitive services and the evolving demands of the marketplace, which we may not be able to do. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure, which might impact our ability to become or remain profitable.

We anticipate that it will be necessary to continue to invest in and develop new and enhanced technology on a timely basis to maintain our competitiveness. Significant capital expenditures may be required to keep our technology up to date. Investments in technology and future investments in upgrades and enhancements to software for such technology may not necessarily maintain our competitiveness. Our business is highly dependent upon our computer and software systems, and the temporary or permanent loss of such equipment or systems, through casualty, operating malfunction or otherwise, could have a material adverse effect upon us.

WE MAY BE UNABLE TO ENFORCE TRADEMARKS

We have not applied for any trademark or service mark protection with respect to our name. In the absence of such protection, there may be imitation by others of our name, which may harm our image or brand position.

WE NEED TO PROTECT OUR INTELLECTUAL PROPERTY

We may file patent, trademark and copyright applications related to certain of our technology products and services. If patents, trademarks or copyrights were to be issued, there can be no assurance as to the extent of the protection that will be granted to it as a result of having such patents, trademarks or copyrights or that we will be able to afford the expenses of any complex litigation, which may be necessary to enforce our proprietary rights. Failure of our patent, trademark and copyright applications may have a material adverse impact on our business. Except as may be required by the filing of patent, trademark and copyright applications, we will attempt to keep all other proprietary information secret and to take such actions as may be necessary to insure the results of our development activities are not disclosed and are protected under the common law concerning trade secrets. Such steps will include the execution of nondisclosure agreements by our key personnel and may also include the imposition of restrictive agreements on purchasers of our products and services. There is no assurance that the execution of such agreements will be effective to protect us, that we will be able to enforce the provisions of such nondisclosure agreements or that products and services and other information acquired by us pursuant to our development activities will be deemed to constitute trade secrets by any court of competent jurisdiction.

WE HAVE SUBSTANTIAL COMPETITION

The information security industry in which we operate is subject to substantial and intense competition. Our competitors range from small firms to large multinational companies. We believe that no single firm or group of firms dominates its industry. Competition for business generally is based on several factors, including management, capital strength, marketing, revenues, quality of training and technology, products and services, and reputation in the marketplace. We believe that we may be competitive in our industry segments with proper financing. Although no assurances can be made, we believe that our information security technology and professional advisory services and assurance solutions may enable us to establish a market in our highly competitive information security industry.

WE ARE CONTROLLED BY OUR EXECUTIVES

Our directors and executive officers will beneficially own approximately 62% of our common stock. These stockholders, acting together, would be able to significantly influence all matters requiring approval by our stockholders, including election of directors and significant corporate transactions, such as mergers or other business combination transactions. This control may have the effect of delaying or preventing a third party from acquiring or merging with us.

THE LOSS OF ANY OF OUR KEY MANAGEMENT PERSONNEL WOULD HAVE AN ADVERSE IMPACT ON OUR FUTURE DEVELOPMENT AND COULD IMPAIR OUR ABILITY TO SUCCEED.

Our Company currently has 5 employees. If we are unable to hire and retain additional qualified personnel, or if newly hired personnel fail to develop the necessary skills or to reach anticipated productivity levels, we may not be able to increase sales of our products or expand our business. Our success depends on our ability to attract and retain additional qualified personnel. Competition for these types of personnel is intense. Conversely, our success is substantially dependent on the expertise of key management personnel, and our ability to continue to hire and retain such personnel. It may be difficult to find sufficiently qualified individuals to replace key management personnel if we were to lose any one or more of them. Accordingly, the loss of any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

SINCE OUR SHARES ARE THINLY TRADED AND TRADING ON THE OTC BULLETIN BOARD TRADING MAY BE SPORADIC BECAUSE IT IS NOT AN EXCHANGE, STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or the Nasdaq Stock Market, Inc., there may be difficulty reselling any of our common shares.

OUR STOCK PRICE IS VOLATILE

Investors may not be able to resell shares at or above the current stock price. The stock prices of companies that offer Internet-based services have historically been volatile and may continue to be volatile. Only a small public market exists for certain of our shares that are subject to exemptions from registration under the securities laws. A larger and more active market for our shares may not develop. Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. Because of our limited operations history and lack of assets and revenues to date, our stock is believed to be currently trading on speculation that we will be successful in implementing its acquisition and growth strategies. There can be no assurance that we will have such success. The failure to implement our acquisitions and growth strategies would likely adversely affect the market price of the stock.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

WE DO NOT EXPECT TO DECLARE OR PAY ANY DIVIDENDS.

We have not declared or paid any dividends on our common stock since our inception and we do not anticipate paying any such dividends for the foreseeable future.

                                 Use of Proceeds

We will not receive any of the proceeds from the sale of any of the 2,125,000 shares of common stock by each of Jonathan Lewis and Morgan J. Wilbur.

                               Selling stockholder

The following table identifies the selling stockholder and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholder, (iii) the amount to be offered for the selling stockholder's account, and (iv) the number of shares and percentage of outstanding shares of common stock to be owned by the selling stockholder after the sale of the shares offered by him pursuant to this offering. The selling stockholder is not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling stockholder will sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholder. As of December 20, 2002, there were 31,113,888 common shares in our capital issued and outstanding.

                            Number of      Number of                     Percentage of Shares
                             Shares         Shares         Shares        Beneficially Owned/(3)/
                          Beneficially    Subject to        Being      ---------------------------
Selling Stockholder         Owned/(1)/    Options /(2)/   Registered
                                                                         Before         After
                                                                        Offering       Offering

--------------------------------------------------------------------------------------------------
Morgan J. Wilbur           1,250,000          Nil        1,250,000        ----           4.02%

--------------------------------------------------------------------------------------------------
Jonathan Lewis               875,000          Nil          875,000        ----            2.8%
--------------------------------------------------------------------------------------------------

/(1)/ Represents shares owned beneficially by David Rubin, issued pursuant to the terms of his consulting agreement, including shares that each has the right to acquire within 60 days of the date of this reoffer prospectus.

/(2)/ Includes shares of our common stock underlying options, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

/(3)/ Based on 31,113,888 shares outstanding as of December 20, 2002.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDER HAS BEEN OBTAINED FROM THE SELLING STOCKHOLDER. BECAUSE THE SELLING STOCKHOLDER MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDER SELLS ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY THE SELLING STOCKHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDER MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                              Plan of Distribution

The selling stockholders may sell the 2,125,000 common shares for value from time to time under this reoffer prospectus in one or more transactions on the OTC Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Each selling stockholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

Each selling stockholder and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by each selling stockholder will be borne by such selling stockholder. In addition to any shares sold hereunder, each selling stockholder may, at the same time, sell any shares of common shares, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus. There is no assurance that either selling stockholder will sell all or any portion of the shares offered. We will pay all expenses in connection with this offering and we will not receive any proceeds from sales of any shares by each selling stockholder.

                                     Experts

The financial statements as of September 30, 2002 for Patron Systems, Inc. filed on Form 8-K/A on December 11, 2002 are incorporated by reference in this reoffer prospectus in reliance on the report of Grant Thornton LLP, independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

Further, the financial statements as of December 31, 2001 and 2000 filed on Form 10-KSB on March 27, 2002 are incorporated by reference in this reoffer prospectus in reliance on the report of Grassano Accounting, P.A., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

                                  Legal Matters

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholder by Joseph I. Emas, Attorney-at-Law, Miami Beach, Florida.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of our company's common stock contained in our Registration Statement on Form 10-SB (SEC file number 000-25675), filed with the Securities and Exchange Commission on march 31, 1999, including all amendments and reports for the purpose of updating such description;

2.   Our Annual Report on Form 10-KSB, filed on March 27, 2002;

3.   Our Current Report on Form 8-K, filed on March 27, 2002;

4.   Our Quarterly Report on Form 10-QSB, filed on May 10, 2002;

5.   Our Current Report on Form 8-K/A, filed on July 8, 2002;

6.   Our Current Report on Form 8-K, filed on August 14, 2002;

7.   Our Quarterly Report on Form 10-QSB, filed on August 14, 2002;

8.   Our Current Report on Form 8-K, filed on October 1, 2002;

9.   Our Quarterly Report on Form 10-QSB, filed on October 4, 2002;

10.  Our Current Report on Form 8-K, filed on October 10, 2002;

11.  Our Current Report on Form 8-K/A, filed on October 11, 2002;

12.  Our Current Report on Form 8-K, filed on October 23, 2002;

13.  Our Current Report on Form 8-K, filed on October 25, 2002;

14.  Our Current Report on Form 8-K/A, filed on November 6, 2002;

15.  Our Current Report on Form 8-K, filed on November 22, 2002;

16.  Our Current Report on Form 8-K, filed on November 27, 2002;

17.  Our Current Report on Form 8-K/A, filed on December 10, 2002; and

18. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF EXECUTIVE OFFICER, PATRON HOLDINGS, INC., 212 WEST KINZIE STREET, CHICAGO, ILLINOIS 60610. OUR TELEPHONE NUMBER IS (312) 493-2171

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide that we must indemnify any director or officer of our corporation to the full extent permitted by applicable law as then in effect, against liability arising out of a proceeding to which the individual was made a party because he or she is or was a director or officer of our corporation. We will advance expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, as provided by our Bylaws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5    Opinion of Joseph I. Emas

23.1 Consent of Joseph I. Emas (included in Exhibit 5)

23.2 Consent of Independent Auditor (Grant Thornton LLP)

23.3 Consent of Independent Auditor (Grassano Accounting, P.A.)

Item 9. Undertakings.

(a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on December 20, 2002.


                                                 PATRON HOLDINGS, INC.

Date: December 20, 2002                           By: /s/ Patrick J. Allin
                                                     --------------------
                                                  Name:  Patrick J. Allin
                                                  Title: Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Patrick J. Allin his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Patrick J. Allin
By: __________________________
Patrick J. Allin,
Chief Executive Officer

                                  Exhibit Index

     Ex#             Exhibit Description

     5               Opinion of Joseph I. Emas

     23.1            Consent of Joseph I. Emas (included in Exhibit 5)

     23.2            Consent of Independent Auditor (Grant Thornton LLP)

     23.3            Consent of Independent Auditor (Grassano Accounting, P.A.)